AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1997
                                                REGISTRATION NO. 333-30149
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                POST-EFFECTIVE
                              AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                CONCEPTUS, INC.
            (Exact name of Registrant as specified in its charter)

             DELAWARE                          94-3170244
     (State of Incorporation)      (I.R.S. Employer Identification No.)

                              1021 HOWARD AVENUE
                         SAN CARLOS, CALIFORNIA 94070
                   (Address of principal executive offices)

                              KATHRYN A. TUNSTALL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                CONCEPTUS, INC.
                              1021 HOWARD AVENUE
                         SAN CARLOS, CALIFORNIA  94070
                                (650) 802-7230
           (Name, address and telephone number of agent for service)

                                  COPIES TO:
                               CATHRYN S. CHINN
                              AMY ELIZABETH PAYE
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                        Menlo Park, California   94025
                                (650) 854-4488

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  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering./ /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

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     The Registrant hereby withdraws from registration those shares of its Common Stock, previously registered pursuant to this Registration Statement, not sold on or before the opening of the Nasdaq National Market on Monday, September 22, 1997, the date of this Post-Effective Amendment No. 1 to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on September 19, 1997.

                          CONCEPTUS, INC.

                          By: /s/ Sanford Fitch
                              ------------------------------------------------
                              Sanford Fitch
                              Senior Vice President and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                    Title                        Date
-------------------------  -----------------------------   -------------------


         *
-------------------------  President, Chief Executive      September 19, 1997
  (Kathryn A. Tunstall)    Officer and Director
                           (Principal Executive Officer)


   /s/ Sanford Fitch
-------------------------  Senior Vice President, Chief    September 19, 1997
    (Sanford Fitch)        Financial Officer and Director
                           (Principal Financial and
                           Accounting Officer)


          *
-------------------------  Director                        September 19, 1997
   (Robert F. Kuhling)


          *
-------------------------  Director                        September 19, 1997
  (Thomas C. McConnell)


          *
-------------------------  Director                        September 19, 1997
    (Nancy S. Olson)


          *
-------------------------  Director                        September 19, 1997
   (Richard D. Randall)


*By: /s/ Sanford Fitch
     --------------------
      (Sanford Fitch)
      (ATTORNEY-IN-FACT)